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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37978) and related Prospectus of Terayon Communication Systems, Inc. for the registration of 3,866,468 shares of its common stock and to the incorporation by reference therein of our reports dated January 17, 2000, with respect to the consolidated financial statements and schedule of Terayon Communication Systems, Inc. included in its Annual Report (Form 10-K/A), as amended on April 28, 2000 for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


San Jose, California

June 27, 2000